                                WARRANT AGREEMENT

                                     BETWEEN

                          INTERNATIONAL CONTROLS CORP.

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                AS WARRANT AGENT

                              ____________________

                          Dated as of __________, 1994

                                TABLE OF CONTENTS
                                                                            Page

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1
               Affiliate . . . . . . . . . . . . . . . . . . . . . . . . .   1
               Blackout Notice . . . . . . . . . . . . . . . . . . . . . .   2
               Blackout Termination Notice . . . . . . . . . . . . . . . .   2
               Business Day. . . . . . . . . . . . . . . . . . . . . . . .   2
               Change of Control . . . . . . . . . . . . . . . . . . . . .   2
               Common Stock. . . . . . . . . . . . . . . . . . . . . . . .   2
               Company . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               Current Market Value. . . . . . . . . . . . . . . . . . . .   2
               Demand Notice . . . . . . . . . . . . . . . . . . . . . . .   2
               Demand Registration Statement . . . . . . . . . . . . . . .   2
               Election to Exercise. . . . . . . . . . . . . . . . . . . .   2
               Eligible Guarantor Institution. . . . . . . . . . . . . . .   2
               Exchange Act. . . . . . . . . . . . . . . . . . . . . . . .   2
               Exercisability Date . . . . . . . . . . . . . . . . . . . .   2
               Exercise Date . . . . . . . . . . . . . . . . . . . . . . .   2
               Exercise Event. . . . . . . . . . . . . . . . . . . . . . .   2
               Exercise Price. . . . . . . . . . . . . . . . . . . . . . .   3
               Expiration Date . . . . . . . . . . . . . . . . . . . . . .   3
               Holders . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Indenture . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Independent Financial Expert. . . . . . . . . . . . . . . .   3
               Non-Surviving Combination . . . . . . . . . . . . . . . . .   3
               Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Offering Notice . . . . . . . . . . . . . . . . . . . . . .   3
               participating Holders . . . . . . . . . . . . . . . . . . .   3
               Person. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Piggy Back Registration Statement . . . . . . . . . . . . .   3
               Prospectus. . . . . . . . . . . . . . . . . . . . . . . . .   3
               Public Offering . . . . . . . . . . . . . . . . . . . . . .   3
               Registrar . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Registration Statement. . . . . . . . . . . . . . . . . . .   4


                                       (i)
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                                                                            Page

               Required Filing Dates . . . . . . . . . . . . . . . . . . .   4
               SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Securities Act. . . . . . . . . . . . . . . . . . . . . . .   4
               Separated or Separation . . . . . . . . . . . . . . . . . .   4
               Separation Date . . . . . . . . . . . . . . . . . . . . . .   4
               Survivor. . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Underwriting Agreement. . . . . . . . . . . . . . . . . . .   4
               Value Report. . . . . . . . . . . . . . . . . . . . . . . .   4
               Warrant Agent . . . . . . . . . . . . . . . . . . . . . . .   4
               Warrant Agent Office. . . . . . . . . . . . . . . . . . . .   4
               Warrant Certificates. . . . . . . . . . . . . . . . . . . .   4
               Warrant Endorsement . . . . . . . . . . . . . . . . . . . .   4
               Warrant Exercise Office . . . . . . . . . . . . . . . . . .   4
               Warrant Register. . . . . . . . . . . . . . . . . . . . . .   4
               Warrant Shares. . . . . . . . . . . . . . . . . . . . . . .   4
               Warrants. . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                    ARTICLE 2
                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

Section 2.1.   Issuance of Warrants. . . . . . . . . . . . . . . . . . . .   5
Section 2.2.   Form of Warrant Certificates. . . . . . . . . . . . . . . .   5
Section 2.3.   Execution of Warrant Certificates . . . . . . . . . . . . .   5
Section 2.4.   Countersignature and Delivery . . . . . . . . . . . . . . .   6
Section 2.5.   Temporary Warrant Certificates. . . . . . . . . . . . . . .   6
Section 2.6.   Transfers of Warrants Prior to the Separation of Warrants
               and Notes; Separation of Warrants and Notes . . . . . . . .   7
Section 2.7.   Registration; Registration of Transfers and Exchanges . . .   8
Section 2.8.   Lost, Stolen, Destroyed, Defaced or Mutilated
               Warrant Certificates. . . . . . . . . . . . . . . . . . . .   9
Section 2.9.   Offices for Exercise, etc.. . . . . . . . . . . . . . . . .  10

                                    ARTICLE 3
                       DURATION, EXERCISE OF WARRANTS AND
                                 EXERCISE PRICE

Section 3.1.   Duration of Warrants, Exercise Price, Exercise, Settlement
               and Delivery. . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.2.   Cancellation of Warrant Certificates. . . . . . . . . . . .  12


                                      (ii)
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                                                                            Page

                                    ARTICLE 4
                            CERTAIN RIGHTS OF HOLDERS

Section 4.1.   Demand Registration Rights and Piggy Back
               Registration Rights.. . . . . . . . . . . . . . . . . . . .  13
Section 4.2    Rights in the Event of a Non-Surviving Combination. . . . .  15
Section 4.3.   No Voting Rights. . . . . . . . . . . . . . . . . . . . . .  15
Section 4.4.   Right of Action . . . . . . . . . . . . . . . . . . . . . .  16

                                    ARTICLE 5
                      REGISTRATION PROCEDURES AND CERTAIN
                         OBLIGATIONS OF THE COMPANY IN
                        CONNECTION WITH A PUBLIC OFFERING

Section 5.1.   Generally . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 5.2.   Underwriting Agreement. . . . . . . . . . . . . . . . . . .  17
Section 5.3.   Other Obligations of the Company. . . . . . . . . . . . . .  20
Section 5.4.   Representations of the Company. . . . . . . . . . . . . . .  21

                                    ARTICLE 6
                                   ADJUSTMENTS

Section 6.1.   Adjustments . . . . . . . . . . . . . . . . . . . . . . . .  22
               (a)  Stock Dividends; Stock Splits; Reverse Stock Splits;
                     Reclassifications . . . . . . . . . . . . . . . . . .  22
               (b)  Rights; Options; Warrants. . . . . . . . . . . . . . .  22
               (c)  Issuance of Common Stock at Lower Values . . . . . . .  23
               (d)  Distributions of Debt, Assets, Subscription Rights or
                    Convertible Securities . . . . . . . . . . . . . . . .  25
               (e)  Expiration of Rights, Options and Conversion
                    Privileges . . . . . . . . . . . . . . . . . . . . . .  26
               (f)  Current Market Value . . . . . . . . . . . . . . . . .  26
               (g)  De Minimis Adjustments . . . . . . . . . . . . . . . .  27
Section 6.2.   Valuation of Common Stock . . . . . . . . . . . . . . . . .  27
Section 6.3.   Notice of Adjustment. . . . . . . . . . . . . . . . . . . .  28
Section 6.4.   Statement on Warrants . . . . . . . . . . . . . . . . . . .  29
Section 6.5.   Fractional Interests. . . . . . . . . . . . . . . . . . . .  29

                                    ARTICLE 7
                                  WARRANT AGENT

Section 7.1.   Nature of Duties and Responsibilities Assumed . . . . . . .  29
Section 7.2.   Right to Consult Counsel. . . . . . . . . . . . . . . . . .  30


                                      (iii)
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                                                                            Page

Section 7.3.   Compensation and Reimbursement. . . . . . . . . . . . . . .  31
Section 7.4.   Warrant Agent May Hold Company Securities . . . . . . . . .  31
Section 7.5.   Resignation and Removal; Appointment of Successor . . . . .  31

                                    ARTICLE 8
                            COVENANTS OF THE COMPANY

Section 8.1.   Reservation of Common Stock for Issuance on and
               Obligation to Register Upon Exercise of Warrants. . . . . .  32
Section 8.2.   Notice of Dividends . . . . . . . . . . . . . . . . . . . .  32
Section 8.3.   Reports to Holders. . . . . . . . . . . . . . . . . . . . .  33

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.1.   Money and Other Property Deposited with the Warrant Agent .  33
Section 9.2.   Payment of Taxes. . . . . . . . . . . . . . . . . . . . . .  34
Section 9.3.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 9.4.   Applicable Law. . . . . . . . . . . . . . . . . . . . . . .  34
Section 9.5.   Persons Benefitting . . . . . . . . . . . . . . . . . . . .  35
Section 9.6.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . .  35
Section 9.7.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 9.8.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  35

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

EXHIBIT A  FORM OF WARRANT CERTIFICATE . . . . . . . . . . . . . . . . . . A-1


                                      (iv)
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          WARRANT AGREEMENT, dated as of __________, 1994, between International
Controls Corp., a Florida corporation (the "Company"), and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

          WHEREAS, the Company has entered into an underwriting agreement, dated as of _________, 1994, with Alex. Brown & Sons Incorporated ("Alex Brown") and SPP Hambro & Co. ("Hambro," and together with Alex Brown, the "Underwriters") in which the Company has agreed to sell to the Underwriters, 100,000 Units, each Unit consisting of (i) $1,000 principal amount of __% Senior Subordinated Notes due 2004 (the "Notes") of the Company and (ii) 100,000 Warrants, as hereinafter described (such warrants being hereinafter referred to as the "Warrants" and the certificates evidencing the Warrants being hereinafter referred to as "Warrant Certificates"), each representing the right to purchase _____ shares of Common Stock, subject to adjustment in accordance with the terms hereof. The Notes will be issued under an indenture to be dated as of _____________, 1994 (the "Indenture"), between the Company and Marine Midland Bank, as trustee (the "Trustee"); and

          WHEREAS, prior to the separation of Notes from Warrants as described herein, the Units shall be physically represented by Notes containing thereon an endorsement representing beneficial ownership of the related Warrants on deposit with the Warrant Agent, as custodian for the registered holders of such Notes; and

          WHEREAS, the Warrants and the Notes shall not be separately transferable until the Separation Date (as defined herein); and

          WHEREAS, the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised;

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          Section 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          AFFILIATE: of any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          BLACKOUT NOTICE:  the meaning set forth in Section 4.1(d).

          BLACKOUT TERMINATION NOTICE:  the meaning set forth in Section 4.1(d).

          BUSINESS DAY: any day on which (i) banks in New York City, (ii) the principal national securities exchange or market (if any) on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market (if any) on which the Warrants are listed or admitted to trading are open for business.

          CHANGE OF CONTROL:  the meaning set forth in the Indenture.

          COMMON STOCK: the Common Stock, par value $0.01 per share, of the Company and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          COMPANY: the meaning set forth in the preamble to this Agreement, and its successors and assigns (including, without limitation, any Survivor).

          CURRENT MARKET VALUE:  the meaning set forth in Section 6.1(f).

          DEMAND NOTICE:  the meaning set forth in Section 4.1(a).

          DEMAND REGISTRATION STATEMENT:  the meaning set forth in Section 4.1.

          ELECTION TO EXERCISE:  the meaning set forth in Section 3.1(c).

          ELIGIBLE GUARANTOR INSTITUTION: an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

          EXCHANGE ACT: the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          EXERCISABILITY DATE:  the date of the occurrence of an Exercise Event.

          EXERCISE DATE:  the meaning set forth in Section 3.1(d).

          EXERCISE EVENT:  ___________, 1999 or the earlier occurrence of:
(i) a Change of Control or (ii) a Public Offering.

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          EXERCISE PRICE:  the meaning set forth in Section 3.1(b).

          EXPIRATION DATE:  the meaning in Section 3.1(a).

          HOLDERS: from time to time, the registered holders of the Warrants and, unless otherwise provided or indicated herein, the registered holders of the Warrant Shares.

          INDENTURE:  the meaning set forth in the preamble to this Agreement.

          INDEPENDENT FINANCIAL EXPERT: a nationally recognized investment banking firm, ranking in the top ten (as determined by the Securities Industry Association, Inc. or a similar securities information data company) as lead manager for primary common stock offerings in the year prior to the year in which it is called upon to give independent financial advice to the Company as described herein and that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, that has not been and at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter or placement agent with respect to any of the securities of the Company or any of its Affiliates, and that does not provide any advice or opinions to the Company or any of its Affiliates excepts as an Independent Financial Expert.

          NON-SURVIVING COMBINATION: any merger, consolidation or other business combination by the Company with one or more Persons (other than a wholly owned subsidiary of the Company) in which the other Person is the Survivor, or a sale of all or substantially all of the assets of the Company to one or more such other Persons.

          NOTES:  the meaning set forth in the preamble to this Agreement.

          OFFERING NOTICE:  the meaning set forth in Section 4.1(b).

          PARTICIPATING HOLDERS:  the meaning set forth in Section 5.1(a).

          PERSON: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PIGGY BACK REGISTRATION STATEMENT: the meaning set forth in Section 4.1(b).

          PROSPECTUS:  the meaning set forth in Section 4.1(b).

          PUBLIC OFFERING:  the meaning set forth in the Indenture.

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          REGISTRAR:  the meaning set forth in Section 2.7.

          REGISTRATION STATEMENT:  the meaning set forth in Section 4.1(b).

          REQUIRED FILING DATES:  the meaning set forth in Section 8.3.

          SEC: the Securities and Exchange Commission, as from time to time constituted and created under the Exchange Act, or any successor thereto.

          SECURITIES ACT: the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          SEPARATED or SEPARATION:  the meaning set forth in Section 2.6.

          SEPARATION DATE:  the meaning in Section 2.6.

          SURVIVOR:  the meaning set forth in Section 4.2(b).

          UNDERWRITING AGREEMENT:  the meaning set forth in Section 5.1(b).

          VALUE REPORT:  the meaning set forth in Section 6.2(a).

          WARRANT AGENT: the meaning set forth in the preamble to this Agreement or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

          WARRANT AGENT OFFICE: the corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York.

          WARRANT CERTIFICATES: the meaning set forth in the preamble to this Agreement.

          WARRANT ENDORSEMENT:  the meaning set forth in Section 2.6.

          WARRANT EXERCISE OFFICE:  the meaning set forth in Section 3.1(c).

          WARRANT REGISTER:  the meaning set forth in Section 2.7.

          WARRANT SHARES: the shares of Common Stock and other property or assets issuable or issued upon the exercise of the Warrants.

          WARRANTS:  the meaning set forth in the preamble to this Agreement.

                                    ARTICLE 2

                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

          Section 2.1. ISSUANCE OF WARRANTS. Warrants shall be originally issued in connection with the issuance of the Notes and shall not be separately transferable from the Notes until on or after the Separation Date as provided in
Section 2.6.

          Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such Holder) ____ fully paid and non-assessable shares of Common Stock at the Exercise Price.

          Section 2.2. FORM OF WARRANT CERTIFICATES. The Warrant Certificates shall be in registered form only, substantially in the form set forth in Exhibit A hereto. Each Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification and such legends or endorsements as may be required to comply with any applicable law, rule or regulation or with the rules of any securities exchange or as may be determined, consistent with the provisions of this Agreement, by the officers executing any such Warrant Certificate, as evidenced by their execution of such Warrant Certificate.

          The definitive Warrant Certificates shall be printed, lithographed or engraved in steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.

          Section 2.3. EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman, its Chief Executive Officer, its President or any Vice President and attested by its Secretary or any Assistant Secretary, under its corporate seal. Such signatures may be manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

          Section 2.4. COUNTERSIGNATURE AND DELIVERY. Warrant Certificates shall be manually countersigned and dated the date of such countersignatures by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register.

          The Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of any Warrant Certificates, duly executed as provided in Section 2.3, to countersign the Warrant Certificates and deliver them upon the written order of the Company, which order shall be signed by the Company's Chairman of the Board, any Vice Chairman, its Chief Executive Officer, its President or any Vice President and attested by its Secretary or any Assistant Secretary, without any further action by the Company. Such countersignature shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates) and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly delivered hereunder.

          In case any authorized signatory of the Warrant Agent who shall have countersigned any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who countersigned such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be countersigned on behalf of the Warrant Agent by such persons as, at the actual time of the countersignature of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

          The Warrant Agent's countersignature on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

          Section 2.5. TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall countersign and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determined, as evidenced by their execution of such Warrant Certificates.

          If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay.
After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 2.9. Subject to the provisions of Section 9.2, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a Holder of a definitive Warrant Certificate.

          Section 2.6. TRANSFERS OF WARRANTS PRIOR TO THE SEPARATION OF WARRANTS AND NOTES; SEPARATION OF WARRANTS AND NOTES

          Notwithstanding the provisions of Section 2.7 and subject to the fourth sentence of this paragraph, the Warrant Certificates will be held by the Warrant Agent, as custodian, for the holders of the Units, until the Separation Date. Until the Separation Date, beneficial ownership of the Warrants will be evidenced solely by the certificates for Notes registered in the names of the holders of the Notes, which certificates will bear thereon an endorsement substantially in the form set forth in Section 202 of the Indenture (the "Warrant Endorsement"), and the right to receive or exercise Warrants shall be transferable only in connection with the transfer of such Notes. On the Separation Date, each Unit shall be deemed to separate into a Note and a Warrant (the "Separation," with the Notes and Warrants thereafter referred to as "Separated") and from and after the time of Separation, each certificate for a Note or Notes shall represent beneficial ownership of such Note or Notes only, and the Warrants, the Notes and the respective rights pertaining thereto shall be independently transferable. On or as soon as practicable after the Separation Date, and without further action on the part of the registered holders of the Notes, the Warrant Agent, as custodian, shall deliver (or cause to be delivered) Warrant Certificates executed by the Company and countersigned by the Warrant Agent in the names of such registered holders of Notes as of the close of business on the date of Separation (or, in the case of any transfers, their transferees) for such aggregate number of Warrants as shall equal _____ Warrants for each $1,000 principal amount of Notes Separated, bearing numbers or other distinguishing symbols not contemporaneously outstanding, to the persons entitled thereto.

          All Notes containing a Warrant Endorsement presented for transfer prior to the Separation Date shall be duly endorsed by the registered holder or holders thereof, by the duly appointed legal representative thereof or by a duly authorized attorney, and such signature shall be guaranteed by an Eligible Guarantor Institution and accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, the Warrant Agent, the Trustee and the Registrar.

          "Separation Date" shall mean __________, 1994 or such earlier date as
(i) the Underwriters may determine or (ii) the Exercisability Date.

          The provisions of Article 7 shall apply to the Warrant Agent when acting in its capacity as custodian hereunder with the same effect as would apply when acting in its capacity as Warrant Agent hereunder.

          Section 2.7. REGISTRATION; REGISTRATION OF TRANSFERS AND EXCHANGES. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each Person designated by the Company from time to time as a Person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar." The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

          The Company will at all times designate one Person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the Holders (the "Warrant Register"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

          Upon due presentation for registration of transfer of any Warrant Certificate at any such office or agency to be maintained for the purpose as provided in Section 2.9, the Company shall execute and the Warrant Agent shall countersign and deliver (or cause to be delivered) in the name of the transferee or transferees a new Warrant Certificate or Warrant Certificates for a like aggregate number of Warrants bearing numbers or other distinguishing symbols not contemporaneously outstanding.

          Any Warrant Certificate or Warrant Certificates may be exchanged for a Warrant Certificate or Warrant Certificates in other authorized denominations, representing in the aggregate a like number of Warrants. A Warrant Certificate or Warrant Certificates to be so exchanged shall be surrendered at any office or agency to be maintained by the Company for such purpose as provided in
Section 2.9, and the Company shall execute and the Warrant Agent shall countersign and deliver (or cause to be delivered) in exchange therefor a Warrant Certificate or Warrant Certificates bearing numbers or other distinguishing symbols not contemporaneously outstanding.

          The Company, the Warrant Agent, the Registrar and any agent of the Company, the Warrant Agent or the Registrar may deem and treat the Person in whose name any Warrant Certificate shall be registered in the Warrant Register as the absolute owner of such Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for the purpose of any exercise thereof or any distribution to the Holder thereof and for all other purposes; and none of the Company, the Warrant Agent, the Registrar, any agent of the Company, the Warrant Agent or the Registrar shall be affected by any notice to the contrary. Prior to the Separation of Warrants underlying a Unit, the registered holder of the Note containing a Warrant Endorsement relating to such Warrants shall be deemed the Holder of such Warrants for all purposes hereunder.

          All Warrants presented for registration of transfer or exchange shall (if so required by the Company, the Registrar or the Warrant Agent) be duly endorsed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an Eligible Guarantor Institution, and shall be accompanied by a written instrument or instruments of transfer or exchange, in form satisfactory to the Company, the Warrant Agent and the Registrar.

          No service charge shall be made for any transfer or exchange of Warrant Certificates or any issuance of Warrant Certificates in connection with the Separation, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

          The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section 2.7.

          Section 2.8. LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement or mutilation of any Warrant Certificate and of security and/or indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a BONA FIDE purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding.

Upon the issuance of any new Warrant Certificate under this Section 2.8, the Company may require payment from the Holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this
Section 2.8 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.8 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

          The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section 2.8.

          Section 2.9. OFFICES FOR EXERCISE, ETC. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (i) an office or agency where the Warrant Certificates may be presented for exercise, (ii) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 2.5) and (iii) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient, PROVIDED THAT an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section 2.9. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at the Warrant Agent Office, as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent

Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

                                    ARTICLE 3

                DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

          Section 3.1. DURATION OF WARRANTS, EXERCISE PRICE, EXERCISE, SETTLEMENT AND DELIVERY. (a) Subject to the terms and conditions established herein, the Warrants shall be exercisable on any Business Day on or after the Exercisability Date and shall expire at 5:00 p.m., New York City time, on __________, 1999 (the "Expiration Date"). All Warrants not exercised before the close of business on the Expiration Date shall become void, and all rights of Holders under Warrant Certificates evidencing such Warrants and under this Agreement shall cease.

               (b) Each Holder shall have the right to purchase from the Company in respect of each Warrant _____ fully paid and non-assessable shares of Common Stock at an exercise price of $0.01 per share (the "Exercise Price").
The number of shares of Common Stock for which a Warrant may be exercised shall be subject to adjustment from time to time as set forth in Article 7 hereof. Under certain circumstances (as described in Article 7), Holders may also be entitled to other securities or property upon exercise of their Warrants.

               (c) Warrants may be exercised on or after the Exercisability Date by (i) surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 2.9 (each a "Warrant Exercise Office") the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an Eligible Guarantor Institution, and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 2.7. Each Warrant may be exercised only in whole.

               (d) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made in cash or by certified or official bank check to be delivered to the office or agency where the Warrant Certificate is being surrendered. No payment or adjustment shall be made on account of any dividends on the Warrant Shares issued upon exercise of a Warrant.

               (e) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Exercise

Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (c) and (d) of this Section 3.1 are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (c) and (d) are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m. New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

               (f) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall: (i) cause an amount equal to the Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of such exercising Holder with respect to delivery of the shares of Common Stock to which such Holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

               (g) Subject to Article 6, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the exercising Holder, a certificate or certificates evidencing the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate or on the Warrant Endorsement. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the exercising Holder, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

          Section 3.2. CANCELLATION OF WARRANT CERTIFICATES. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be cancelled by it and retired. The Warrant Agent shall cancel all

Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall destroy cancelled Warrant Certificates held by it and deliver a certificate of destruction to the Company.

                                    ARTICLE 4

                            CERTAIN RIGHTS OF HOLDERS

          Section 4.1. DEMAND REGISTRATION RIGHTS AND PIGGY BACK REGISTRATION RIGHTS. (a) At any time at least 120 days following a Public Offering, Holders holding outstanding Warrant Shares having an aggregate fair market value (in the good faith opinion of the Company) of $5.0 million or more, either by direct ownership of such Warrant Shares or by right to acquire such Warrant Shares upon exercise of the Warrants, may request that the Company cause a registration statement (the "Demand Registration Statement") to be filed to provide for the sale of such Warrant Shares by sending written notice of the request to the Company (the "Demand Notice"). Subject to Section 4.1(d), the Company will use reasonable efforts to have the Demand Registration Statement filed with the SEC within 45 days of the Demand Notice, to have the Demand Registration Statement declared effective by the SEC as soon as practicable thereafter, and to keep the Demand Registration Statement continuously effective for a period of at least [180] days (but not beyond the date all such Warrant Shares are sold under the Demand Registration Statement); PROVIDED THAT, if the Company shall determine for any good reason to delay registration of such Warrant Shares, the Company shall give notice of such determination to the Holders. The Company shall not be required to effect more than two registrations pursuant to this Section 4.1(a) in the aggregate for all Holders. Subject to Section 4.1(d) below, the Company agrees to supplement or amend the Demand Registration Statement, if required by the Securities Act.

               (b) If the Company, at any time on or after the date any Demand Registration Statement is not effective, proposes to register any of its Common Stock under the Securities Act (other than pursuant to Section 4.1(a)) and the gross proceeds to the Company of such Public Offering are expected to exceed $20 million, the Company will give written notice (the "Offering Notice") to all Holders at least 20 days prior to the initial filing of a registration statement with the SEC pertaining thereto (the "Piggy Back Registration Statement"). Holders may elect to have their Warrant Shares included in the Piggy Back Registration Statement by giving written notice to the Company within five days of the Offering Notice. Subject to Section 4.1(d), the Company will use its reasonable efforts to have the Piggy Back Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep the Piggy Back Registration Statement effective for a period of at least [180] days but not beyond the date all such shares of Underlying Common Stock are sold under the Piggy Back Registration Statement); PROVIDED THAT, if the Company shall determine for any reason not to register or to delay registration of such Common Stock, the Company shall give notice of such determination to the Holders. The Demand Registration Statement and the Piggy Back Registration Statement, together with all amendments and supplements, including post-effective amendments, in each case including any prospectus contained therein (including any preliminary prospectus and all amendments and supplements to any prospectus, including post-effective amendments) (collectively, the "Prospectus"), all exhibits thereto or to the Prospectus and all material incorporated by reference therein or to the Prospectus, is referred to as the "Registration Statement."

               (c) If in connection with a registration pursuant to Section 4.1(b) the underwriter for the Public Offering or the underwriter managing the Public Offering informs the Company of its belief that the number of Warrant Shares requested to be included in such registration exceeds the number which can be sold in (or during the time of) such Public Offering without adversely affecting the distribution of the securities being offered, then the Company will notify the participating Holders and will include in such registration shares of Common Stock on a pro rata basis among all Persons participating in the Public Offering on the basis of the number of shares of Common Stock requested to be included by all such Persons. If any Warrant Shares that were requested to be included in a Registration Statement are so excluded, the participating Holder of such Warrant Shares shall continue to have the right to require registration of the sale of such Warrant Shares under Section 4.1(b).

               (d) (i) If, after the Registration Statement has been declared effective, a stop order, injunction or other order or requirement of the SEC or any other governmental agency or court is issued which suspends the effectiveness of the Registration Statement, (1) upon receipt of notice from the Company, the participating Holders will discontinue any disposition of Warrant Shares pursuant to the Registration Statement until receipt of notice from the Company that the suspension of the effectiveness of the Registration Statement has been withdrawn and (2) the Company will use all reasonable efforts to obtain the withdrawal of such order or to meet such requirement at the earliest possible time.

                    (ii) If, after the Registration Statement has become effective, an event occurs as a result of which the Company determines that the Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or a corporate development occurs, as a result of which the Company determines to suspend sales pursuant to the Registration Statement, the Company will notify the Holders thereof and, if applicable, use all reasonable efforts to prepare and promptly file a post-effective amendment or a supplement to the Registration Statement or the related Prospectus or promptly file any other required document so that, as thereafter delivered to purchasers of the Common Stock, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use all reasonable efforts to have the post-effective amendment to the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. During any period when sales pursuant to the Registration Statement have been suspended, the Company may not offer or sell any of its securities pursuant to any other registration statement. The Company will promptly notify the participating Holders of its intention to effect any such delay or suspension (a "Blackout Notice") and of the date on which such effective amendment or supplement has been filed with or declared effective by the SEC or of the termination of any such suspension (a "Blackout Termination Notice"). Upon receipt of a Blackout Notice, the participating Holders will discontinue, as of the date specified in such Blackout Notice, any disposition of Warrant Shares pursuant to the Registration Statement until receipt of a Blackout Termination Notice.

                    (iii) If the offering of Warrant Shares pursuant to a Registration Statement under Section 4.1(a) or (b) above is interfered with as set forth in Section 4.1(d)(i) or (ii), then the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period of such interference.

          Section 4.2.   RIGHTS IN THE EVENT OF A NON-SURVIVING COMBINATION.
(a) If the Company proposes, prior to the Expiration Date, to enter into a transaction that would constitute a Non-Surviving Combination if consummated, the Company shall give written notice thereof to the Holders, promptly after an agreement is reached with respect to the Non-Surviving Combination but in no event less than 30 days prior to the closing thereof. Such notice shall describe the transaction in reasonable detail and specify the consideration to be received by the Holders. The Company shall also furnish to each Holder all notices and materials furnished to its stockholders in connection with such transaction.

               (b) The Company agrees that it will not enter into an agreement providing for a Non-Surviving Combination, unless the party to such transaction that is the surviving entity (the "Survivor") shall (i) agree in writing to be bound by the terms of this Agreement as if it were an original signatory hereto and (ii) be obligated to distribute or pay to each Holder upon the exercise of such Holder's Warrants on or after the date that such Non-Surviving Combination is effected the number of shares of stock or other securities or other property (including any money) of the Survivor that would have been distributable or payable on account of the Warrant Shares if such Holder's Warrants had been exercised immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor).

          Section 4.3. NO VOTING RIGHTS. Prior to the exercise of the Warrants, no Holder, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

          Section 4.4. RIGHT OF ACTION. All rights of action in respect of this Agreement are vested in the Holders, and any Holder, without the consent of the Warrant Agent or any other Holder, may, in such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.

                                    ARTICLE 5

             REGISTRATION PROCEDURES AND CERTAIN OBLIGATIONS OF THE
                  COMPANY IN CONNECTION WITH A PUBLIC OFFERING

          Section 5.1. GENERALLY. No Holder may participate in any Public Offering pursuant to Section 4.1 unless:

               (a) Such Holder executes a power of attorney appointing one or more attorneys designated by the Holders participating in such Public Offering (the "participating Holders") proposing to sell a majority of the Warrant Shares proposed to be sold by all participating Holders. Each such attorney shall be authorized, on customary terms, to execute the Underwriting Agreement referred to below on behalf of each participating Holder and to otherwise act for the participating Holders in connection with such Public Offering.

               (b) Such Holder, through one of its powers of attorney, enters into an underwriting agreement (the "Underwriting Agreement") with the Company, the other participating Holders, any selling stockholders and the underwriters, which Underwriting Agreement shall comply with the provisions of Section 5.2.

               (c) Such Holder executes all questionnaires and other documents required by such power of attorney or the Underwriting Agreement to be executed by such Holder and such other agreements and instruments as are customary or appropriate for selling stockholders to execute in connection with secondary public offerings.

               (d) Such Holder provides to the Company such information with respect to such Holder for inclusion in the Registration Statement as may be required pursuant to the Securities Act or as may be reasonably requested by the Company or the managing underwriter and cooperates with the Company in the preparation of, and during the effectiveness of, the Registration Statement.

          Section 5.2. UNDERWRITING AGREEMENT. In connection with any Public Offering in which there are participating Holders, the Company shall enter into the Underwriting Agreement, which shall contain the following provisions (unless otherwise expressly agreed to by the Company and a majority of the participating Holders) and other customary provisions satisfactory to the Company, the attorney executing the Underwriting Agreement on behalf of the participating Holders and the other parties thereto:

               (a) Each participating Holder shall make customary representations and warranties, but no participating Holder, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such participating Holder expressly for use therein).

               (b) Each participating Holder will agree that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any Warrants for a period of 180 days from the effective date of the Registration Statement, subject to customary exceptions to be set forth in the Underwriting Agreement, except with the written consent of the managing underwriter.

               (c) Each participating Holder will agree to pay and bear all costs and expenses incident to the delivery of the securities to be sold by it, including any stock transfer taxes payable upon the sale of such securities to the underwriters and the underwriting discounts or commissions payable to the underwriters and that the Company or parties other than the participating Holders shall be responsible for all other expenses of such Public Offering; PROVIDED THAT the Company shall only be responsible for the reasonable fees and expenses of one counsel retained by the participating Holders and approved by the Company.

               (d) The Company will agree to indemnify and hold harmless each participating Holder, each underwriter participating in such offering, and each Person, if any, who controls any participating Holder or any such underwriter within the meaning of Section 15 of the Securities Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the participating Holders and by the underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above, PROVIDED THAT the Company shall not be responsible for the fees and expenses of more than one such counsel unless the representation of the participating Holders and the underwriters by the same counsel would be inappropriate due to actual or potential differing interests between them; PROVIDED, HOWEVER, that this indemnity will not apply to any loss, liability, claim, damage or expense of any participating Holder or any underwriter to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such participating Holder or underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); PROVIDED, FURTHER, that the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus shall not inure to the benefit of any underwriter (or any person controlling such underwriter) from whom the Person asserting any such loss, liability, claim, damage or expense purchased any of the securities that are the subject thereof if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to such Person, if such is required by law, at or prior to the written confirmation of the sale of the securities to such Person and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

               (e) Each participating Holder will agree severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter participating in such offering and the other participating Holders, and each person, if any, who controls the Company, any such underwriter and any other participating Holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.2(d), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the

Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such participating Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus shall not inure to the benefit of any underwriter (or any Person controlling such underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the securities that are the subject thereof if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to such Person, if such is required by law, at or prior to the written confirmation of the sale of the securities to such Person and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

               (f) The obligations of the Company under Section 5.2(d) and of the participating Holders under Section 5.2(e) to indemnify any underwriter who participates in an offering (or any person, if any, controlling such underwriter within the meaning of Section 15 of the Securities Act) shall be conditioned upon the agreement by such underwriter to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each participating Holder, and each person, if any, who controls the Company or any such participating Holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claims, damage and expense described in the indemnity contained in Section 5.2(d), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

               (g) The parties will agree that each indemnified party will give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought pursuant to the Underwriting Agreement, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of such indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event will the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

               (h) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for above is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, the participating Holders and the underwriters shall agree to contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the participating Holders and the underwriters, as incurred, in such proportions that (i) the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the prospectus bears to the public offering price appearing thereon, and (ii) the Company and the participating Holders are responsible for the balance, PROVIDED THAT each participating Holder shall only be responsible in an amount equal to that portion of the balance that is in the same proportion to such balance as the net proceeds to such participating Holder bears to the net proceeds of the Public Offering, up to an amount equal to the net proceeds realized by such participating Holder; PROVIDED, FURTHER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (i) If the managing underwriter for the Public Offering requests that the participants in such offering grant the underwriters an over-allotment or "green shoe" option for the purpose of covering over-allotments that may be made by the underwriters in connection with such Public Offering, then a portion of the shares proposed to be sold by each participating Holder, which portion shall not exceed the maximum amount then permitted by the rules of the National Association of Securities Dealers, Inc. and shall equal, as nearly as possible, the portion of the shares proposed to be sold by other sellers in the offering that is applied to the same purpose, shall be made subject to such over-allotment option, unless otherwise agreed in the Underwriting Agreement.

          Section 5.3. OTHER OBLIGATIONS OF THE COMPANY. In addition, in connection with any Registration Statement, the Company shall:

               (a) Use all reasonable efforts (i) to register or qualify the shares of Common Stock (including any Warrant Shares) that are the subject of the Registration Statement, by the time the Registration Statement is declared effective by the SEC, under all applicable state securities or "Blue Sky" laws of such jurisdictions as each underwriter, if any, or any participating Holder shall request in writing, PROVIDED THAT the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; (ii) to keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective; and
(iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and participating Holder to consummate the disposition of the Common Stock that is the subject of such Registration Statement in each such jurisdiction; and

               (b) Notify the participating Holders (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective and (ii) if, between the effective date of the Registration Statement and the closing of any sale of the Common Stock that is the subject of such Registration Statement, the representations and warranties of the Company contained in the Underwriting Agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Common Stock that is the subject of such Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose.

          Section 5.4. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to, and agrees with, each Holder that:

               (a) The Registration Statement and the Prospectus contained therein, when it becomes effective or is filed with the SEC, as the case may be, and, at the time of the closing under the Underwriting Agreement will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the effective date of such Registration Statement when a Prospectus would be required to be delivered under the Securities Act, other than during a Blackout Period under Section 4.1(d), such Registration Statement and Prospectus will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any participating Holder or any underwriter expressly for use therein.

               (b) Any documents incorporated by reference in the Prospectus, when it becomes or became effective or are or were filed with the SEC, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any participating Holder or any underwriter expressly for use therein.


                                    ARTICLE 6

                                   ADJUSTMENTS

          Section 6.1. ADJUSTMENTS. The number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

               (a) STOCK DIVIDENDS; STOCK SPLITS; REVERSE STOCK SPLITS; RECLASSIFICATIONS. In case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.
An adjustment made pursuant to this Section 6.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b) RIGHTS; OPTIONS; WARRANTS. In case the Company shall issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 6.1(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase Common Stock at a price per share that is lower (at the record date for such issuance) than the Current Market Value per share of Common Stock, the number of shares of Common Stock thereafter issuable upon the exercise of all Warrants then outstanding shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon the exercise of all Warrants then outstanding by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon conversion or exchange of such convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares of Common Stock which the aggregate consideration to be received by the Company in connection with such issuance would purchase at the then Current Market Value per share of Common Stock.

          Any adjustment to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding made pursuant to this Section 6.1(b) shall be allocated among the Warrants then outstanding on a pro rata basis.

          For purposes of this Section 6.1(b), the consideration received by the Company in connection with the issuance of rights, options, warrants or convertible or exchangeable securities shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or exchangeable securities to be paid for the shares of Common Stock covered thereby. Any adjustment pursuant to this Section 6.1(b) shall be made whenever any such rights, options, warrants or convertible or exchangeable securities are issued, but shall also become effective retroactively in respect of exercises made between the record dates for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities and the date such rights, options, warrants or convertible or exchangeable securities are issued.

          The provisions of this Section 6.1(b) shall not apply to shares issued to management of the Company pursuant to an employee stock option plan or similar plan providing for options or other similar rights to purchase (or issuances pursuant to incentive bonus plans) covering not in the aggregate in excess of [15%] of the fully diluted shares of Common Stock then outstanding on the date hereof.

               (c) ISSUANCE OF COMMON STOCK AT LOWER VALUES. In case the Company shall, in a transaction in which Section 6.1(b) is inapplicable, issue or sell shares of Common Stock or rights, options warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then Current Market Value per share of the Common Stock in effect immediately prior to such sale or issuance, then the number of shares of Common Stock thereafter issuable upon the exercise of all Warrants then outstanding shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of all Warrants then outstanding by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon conversion or exchange of such convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible securities, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon conversion or exchange of such convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of shares which the aggregate consideration to be received by the Company in connection with such issuance would purchase at the then Current Market Value per share of Common Stock.

          For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

          In case the Company shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 6.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of such property. In case the Company shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 6.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

          Any adjustment to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding made pursuant to this Section 6.1(c) shall be allocated among each Warrant then outstanding on a pro rata basis.

               (d) DISTRIBUTIONS OF DEBT, ASSETS, SUBSCRIPTION RIGHTS OR CONVERTIBLE SECURITIES. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of evidences of indebtedness of the Company, assets or securities (excluding those referred to in Section 6.1(a), (b) and (c)) (any such evidences of indebtedness, assets or securities, the "assets or securities"), then, at the election of the Company, either (i) the number of shares of Common Stock issuable after such record date upon exercise of each Warrant shall be adjusted by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value per share of Common Stock on the record date for such distribution and the denominator of which shall be the then Current Market Value per share of Common Stock on the record date for such distribution less an amount equal to the then fair value (as determined by the Independent Financial Expert, except for immaterial amounts which may be determined by the Board of Directors of the Company acting in good faith) of the assets or securities applicable to one share of Common Stock, or (ii) adequate provision shall be made so that the Holder of each Warrant then outstanding shall have the right to receive, in addition to shares of Common Stock (in the event of an exercise of the Warrants) or the repurchase price (in the event of a repurchase of the Warrants), at the election of the Company, either (A) the assets or securities to which such Holder would have been entitled as a holder of Common Stock if such Holder had exercised his Warrants immediately prior to the record date for such distribution or (B) the cash equivalent of such assets or securities.

          If the Company elects to adjust the number of shares of Common Stock issuable upon the exercise of the Warrants pursuant to clause (i) above, such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution; PROVIDED, HOWEVER, that the Company shall deliver to any Holder who exercises a Warrant after any such record date, but prior to the related distribution, a due bill or other appropriate instrument evidencing such Holder's right to receive such distribution upon its occurrence.

          Notwithstanding the foregoing, the Company shall not elect the adjustment provided for in clause (i) above if the then fair value (as determined by the Independent Financial Expert) of the assets or securities applicable to one share of Common Stock is equal to or greater than the then Current Market Value per share of Common Stock on the record date of such distribution.

               (e) EXPIRATION OF RIGHTS, OPTIONS AND CONVERSION PRIVILEGES. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and
(ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; PROVIDED THAT no such readjustment shall have the effect of decreasing the number of shares issuable upon exercise of each Warrant by a number, in excess of the number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

               (f) CURRENT MARKET VALUE. For the purposes of any computation under this Article 6, the Current Market Value per share of Common Stock or of any other equity security (herein collectively referred to as a "security") as of the date herein specified shall be:

                    (i) if the security is not registered under the Exchange Act, the value of the security (A) determined in good faith in the most recently completed arm's-length transaction between the Company and an unaffiliated third party in which such determination is necessary and the closing of which shall have occurred within the six months preceding such date, (B) if no such transaction shall have occurred within such six-month period, determined as of a date within the six months preceding such date by an Independent Financial Expert in accordance with the criteria for such valuation set out in
Section 6.2, but giving effect to any discount attributable to any lack of liquidity of the Common Stock (in the event of more than one such determination, the determination for the later date shall be used) or (C) if no such determination shall have been made within such six-month period, determined as of such date by an Independent Financial Expert in accordance with the criteria for such valuation set out in Section 6.2, but giving effect to any discount attributable to any lack of liquidity of the Common Stock; PROVIDED, HOWEVER, that in determining the value of the Common Stock under Section 6.5, if the foregoing subparagraphs (A) and (B) shall not be applicable, the Current Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Company, or

                    (ii) if the security is registered under the Exchange Act, deemed to be the average of the daily market prices of the security for the ten consecutive trading days immediately preceding the day as of which "Current Market Value" is being determined or, if the security has been registered under the Exchange Act for less than ten consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company,
(C) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported, and
(D) if there are no bid and asked prices reported during the ten days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

               (g)  DE MINIMIS ADJUSTMENTS.  Except as provided in
Section 6.1(c), with reference to adjustments required by such Section 6.1(c), no adjustment in the number of shares of Common Stock issuable hereunder shall be required unless such adjustment would required an increase or decrease of at least one percent (1%) in the number of shares of Common Stock issuable upon the exercise of each Warrant, PROVIDED, HOWEVER, that any adjustments which by reason of this Section 6.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest [one-thousandth] of a share.

          Section 6.2. VALUATION OF COMMON STOCK. (a) The value of the Common Stock shall be determined by an Independent Financial Expert, which shall be selected by the Board of Directors of the Company, and retained on customary terms and conditions, using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate but without giving effect to any discount attributable to any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity securities registered under the Exchange Act. The Company shall cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, a value report (the "Value Report") stating the methods of valuation considered or used and the value of the Common Stock as of the valuation date, and containing a statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Independent Financial Expert shall consult with management of the Company in order to allow management to comment on the Independent Financial Expert's valuation. The Independent Financial Expert may revise its Value Report based on such consultation. If the Independent Financial Expert becomes aware of any material changes since the valuation date, after reasonable inquiry with respect thereto, in the business, financial condition or prospects of the Company, such Independent Financial Expert shall specify such material changes in the Value Report. Any Value Report or revision thereof shall be deemed final unless revised within five days after delivery to the Company. The Warrant Agent shall furnish a copy of the Value Report to each Holder as soon as practicable after receipt thereof.

               (b) The Independent Financial Expert shall not be liable to the Company or the Holders for the contents of the Value Report if the Independent Financial Expert shall have prepared such Value Report in good faith.

               (c) The Independent Financial Expert shall be compensated by the Company for the opinions and services it provides as an Independent Financial Expert.

          Section 6.3. NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail in accordance with Section 9.3 to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or properties upon the exercise of any Warrant.

          Section 6.4. STATEMENT ON WARRANTS. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          Section 6.5. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 6.5 be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.
The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

                                    ARTICLE 7

                                  WARRANT AGENT

          Section 7.1. NATURE OF DUTIES AND RESPONSIBILITIES ASSUMED. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, the independence of any Independent Financial Expert or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or tender of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

          The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

          The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

          The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall have no duties except for such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

          Section 7.2. RIGHT TO CONSULT COUNSEL. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          Section 7.3. COMPENSATION AND REIMBURSEMENT. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          Section 7.4. WARRANT AGENT MAY HOLD COMPANY SECURITIES. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          Section 7.5.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
(a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving at least 60 days written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first-class mail, postage prepaid) to each Holder at his last address as shown on the Warrant Register a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then any Holder may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, PROVIDED

THAT such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 7.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

               (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, PROVIDED THAT such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 7.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the Warrant Register.

                                    ARTICLE 8

                            COVENANTS OF THE COMPANY

          Section 8.1. RESERVATION OF COMMON STOCK FOR ISSUANCE ON AND OBLIGATION TO REGISTER UPON EXERCISE OF WARRANTS. (a) The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

          (b) To the extent required by applicable law and notwithstanding the provisions of Section 4.1, the Company will register or otherwise qualify the issuance of any Warrant Shares upon exercise of the Warrants pursuant to the provisions of the Securities Act and any other applicable federal or state securities laws.

          Section 8.2. NOTICE OF DIVIDENDS. At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all then outstanding Warrants of any such declaration not less than 30 days prior to the related record date for payment of the dividend so declared.

          Section 8.3. REPORTS TO HOLDERS. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Company would have been or is required to file with the SEC pursuant to such Section 13(a) or 15(d) if the Company were or is so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been or is required so to file such documents if the Company were or is so subject. The Company will also in any event (x)(i) within 15 days of each Required Filing Date file with the Warrant Agent copies of the annual reports, quarterly reports and other documents which the Company would have been or is required to file, as the case may be, with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were or is subject to such Section and
(ii) within the earlier of 30 days after the filing of such report or other document with the Warrant Agent and 45 days of each such Required Filing Date transmit such report or document by mail to all Holders, as their names and addresses appear in the Warrant Register, without cost to such Holders and
(y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder at the Company's cost.

                                    ARTICLE 9

                                  MISCELLANEOUS

          Section 9.1. MONEY AND OTHER PROPERTY DEPOSITED WITH THE WARRANT AGENT. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Holders by mailing in accordance with Section 9.3 a check in such amount as is appropriate, to each such Holder at the address shown on the Warrant Register, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants or Warrant Certificates, as the case may be. Any money deposited with the Warrant Agent for payment and distribution to the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

          Section 9.2. PAYMENT OF TAXES. The Company shall pay all taxes (other than income taxes) and other governmental charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of
Warrants with respect thereto.   The Company shall not be required, however, to
pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

          Section 9.3.   NOTICES.  (a)  Except as otherwise provided in
Section 9.3(b), any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder at such Holder's address shown on the Warrant Register and to the Company or the Warrant Agent as follows:

          If to the Company             International Controls Corp.
                                        2016 North Pitcher Street
                                        Kalamazoo, MI  49007
                                        Attention:  President

          If to the Warrant Agent       American Stock Transfer & Trust Company
                                        40 Wall Street
                                        New York, NY 10005
                                        Attention:  Vice President

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

               (b) Any notice required to be given by the Company to the Holders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the Warrant Register. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

          SECTION 9.4. APPLICABLE LAW. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK,

WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          Section 9.5. PERSONS BENEFITTING. This Agreement shall be binding upon and inure to benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

          Section 9.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          Section 9.7. AMENDMENTS. The Company may, without the consent of the Holders, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that it shall have been advised by counsel (a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or
(b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; PROVIDED THAT in each case such changes or corrections shall not adversely affect the interests of the Holders in any material respect. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it adversely affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery.

          Section 9.8. HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   INTERNATIONAL CONTROLS CORP.


                                   By _____________________________________
                                       Name:
                                       Title


                                   AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


                                   By _____________________________________
                                       Name:
                                       Title

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

                                                            CUSIP # [          ]

                                                         [            ] Warrants

                               WARRANT CERTIFICATE

                          INTERNATIONAL CONTROLS CORP.

          This Warrant Certificate certifies that [                     ], or
registered assigns, is the registered holder of [    ] Warrants (the "Warrants")
to purchase shares of Common Stock, par value $0.01 per share (the "Common Stock"), of INTERNATIONAL CONTROLS CORP., a Florida corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time on or after the Exercisability Date referred to on the reverse hereof to 5:00 p.m., New York City time, on _____________ ___, 1999 (the "Expiration"), ____ fully paid and non-assessable shares of Common Stock at the exercise price (the "Exercise Price") of $0.01 per share upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price may be payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the date of payment is legal tender for payment of public or private debts. The Company has initially designated the corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of shares (and to the extent applicable, other securities or property) issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on ______________ ___, 1999 shall thereafter be void.

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:

                                   INTERNATIONAL CONTROLS CORP.

                                   By:  __________________________
                                        Title
Attest:

By:  ___________________________
     Title

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent



By:  ___________________________
     Authorized Signature

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

                          INTERNATIONAL CONTROLS CORP.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on ________________ ___, 1999 (the "Expiration Date"), each of which represents the right to purchase from the Company at any time on a Business Day (as defined below) or after the Exercisability Date (as defined below) and on or prior to the Expiration Date ____ fully paid and non-assessable shares of Common Stock of the Company (and any other securities or property purchasable upon exercise of such Warrant at the time of such exercise as provided in the Warrant Agreement) (and for purposes hereof all references to "Common Stock" shall include such securities or property), subject to adjustment as set forth in the Warrant Agreement, at the Exercise Price. The Warrants are issued pursuant to a Warrant Agreement dated as of _________________ ___, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Warrants.

          "Exercisability Date" means the date of the occurrence of an Exercise Event. "Exercise Event" means ______________, 1999 or the earlier occurrence of
(i) a Change of Control or (ii) a Public Offering.

          "Business Day" shall mean any day on which (i) banks in New York City,
(ii) the principal national securities exchange or market (if any) on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market (if any) on which the Warrants are listed or admitted to trading are open for business.

          Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

          If all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the preceding paragraph are received after 2:00 p.m.,

New York City time, on a Business Day, the exercise of the Warrants on the Expiration Date, if all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the Holder of this Warrant Certificate, a certificate or certificates evidencing the share or shares of Common Stock to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder pursuant to the Election to Exercise as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing such Common Stock shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Common Stock as of the close of business on the exercise date.

          The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute stock certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant Agreement) per share on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

          Warrant Certificates, when surrendered at any office or agency maintained by the Company for the purpose by the Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and object to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          In the event of a merger, consolidation, sale of assets or other business combination by the Company with one or more persons (other than a wholly owned subsidiary of the Company) in which consideration is distributed to the holders of the Common Stock in exchange for all or substantially all of their equity interest in the Company (a "Non-Surviving Combination"), the Holder hereof will be entitled to receive the shares of stock or other securities or other property (including any money) as it would have received had the Holder exercised its Warrants immediately prior to such Non-Surviving Combination or, if applicable, the record date therefor.

          Under certain circumstances, the Holder hereof may require the Company to register such Holder's shares of Common Stock to which such Holder is entitled upon exercise of any of the Warrants represented by this Warrant Certificate in connection with a Public Offering.

          The Company and the Warrant Agent may deem and treat the Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or further writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                         (FORM OF ELECTION TO EXERCISE)

         (To be executed upon exercise of Warrants on the exercise date)

          The undersigned hereby irrevocably elects to exercise ___________ of the Warrants represented by this Warrant Certificate and purchase the whole number of shares of Common Stock issuable upon the exercise of such Warrants and herewith tenders payment for such shares in the amount of $_______ in cash or by certified or official bank check, in accordance with the terms hereof. The undersigned requests that a certificate representing such shares be registered in the name _______________________ whose address is ______________________________________________ and that such certificate be delivered to _______________________________________ whose address is
__________________________. Any cash payments to be paid in lieu of a fractional share of Common Stock should be made to _________________ whose address is _____________________________ and the check representing payment thereof should be delivered to ________________________ whose address is
_________________.

          Dated _____________________, 19____

          Name of Holder of
          Warrant Certificate: ____________________________________________
                                             (Please Print)

          Tax Identification or
          Social Security Number: _________________________________________

          Address: ________________________________________________________
                   ________________________________________________________
                   ________________________________________________________


          Signature: ______________________________________________________

                     Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Common Stock or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated _____________________, 19____

          Signature: ______________________________________________________

                     Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed: ___________________________________________

                              [FORM OF ASSIGNMENT]

          FOR VALUE RECEIVED the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the Warrant Certificate, with respect to the number of Warrants set forth below:


                                        Social Security
                                        or other
                                        identifying
Names of                                number of           Number of
Assignees           Address             Assignee(s)         Warrants
- ---------           -------             ---------------     ---------


and does hereby irrevocably constitute and appoint ________________________ the undersigned's attorney to make such transfer on the books of International Controls Corp. maintained for that purpose with full power of substitution in the premises.

Dated:  ___________________, 19___

          Signature: ______________________________________________________

                     Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed: ___________________________________________